Exhibit 21


                         SUBSIDIARIES OF THE REGISTRANT
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           Name                   Jurisdiction of Organization                       Ownership
----------------------------   ----------------------------------   ------------------------------------------
     James Monroe Bank                      Virginia                                   100%
   James Monroe Statutory                  Connecticut                 100% of the common voting securities
          Trust I
   James Monroe Statutory                  Connecticut                 100% of the common voting securities
          Trust II

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